UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

Petroleum Development Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Genesis Boulevard Bridgeport, West Virginia	26330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2008, Petroleum Development Corporation, a Nevada corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company and the initial purchasers named therein (collectively, the “Initial Purchasers”), providing for the issuance and sale of $203,000,000 aggregate principal amount of the Company’s 12% Senior Notes due 2018 (the “Notes”) to the Initial Purchasers. The Notes were offered and sold in private transactions in conformance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes have not been registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Purchase Agreement contains customary representations, warranties and indemnities by the Company in favor of the Initial Purchasers, and contemplates that the closing of the sale of the Notes under such agreement will occur on February 8, 2008. The closing is subject to the satisfaction or waiver of customary conditions.

The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the full and complete terms of such agreement, a copy of which is attached to this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement dated as of February 1, 2008 by and among Petroleum Development Corporation and the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION.

Date: February 7, 2008	By:	/s/ Darwin L. Stump
	Name:	Darwin L. Stump
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement dated as of February 1, 2008 by and among Petroleum Development Corporation and the Initial Purchasers named therein.